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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the captions "Experts" and "Summary Historical and Unaudited Pro Forma Condensed Consolidated/Combined Financial Data of Universal American Financial Corp." in the Registration Statement (Amendment No. 1 to Form S-4 No. 333-143822) and related Prospectus of Universal American Financial Corp. for the registration of approximately 40 million shares of its common stock and to the incorporation by reference therein of our reports dated March 16, 2007, with respect to the consolidated financial statements and schedules of Universal American Financial Corp., Universal American Financial Corp. management's assessment of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Universal American Financial Corp., included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

July 2, 2007
New York, New York

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated January 28, 2005 accompanying the financial statements of MemberHealth, Inc. contained in Amendment No. 1 to the Registration Statement of Universal American Financial Corp on Form S-4 (No. 333-143822). We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts."

                      /s/ Grant Thornton LLP

Cleveland, Ohio
July 2, 2007

Exhibit 23.2

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 12, 2007, with respect to the consolidated financial statements of MemberHealth, Inc. included in the Registration Statement (Amendment No. 1 to Form S-4 No. 333-143822) and related Prospectus of Universal American Financial Corporation for the registration of 40 million shares of its common stock.

                      /s/ Ernst & Young LLP

Cleveland, Ohio
July 2, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Consent of Independent Auditors